EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in the Registration Statement of Great Lakes Bancorp, Inc. Form SB-2 of our report relating to the financial statements of Greater Buffalo Savings Bank as of December 31, 2002 and 2001, and for the two years in the period ended December 31, 2002 which appears in the Annual Report to Shareholder's for the year ended December 31, 2002.

/s/ FREED MAXICK & BATTAGLIA CPA's, P.C.

Buffalo, NY

September 26, 2003